UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           FORM 8-K - Amendment No. 1

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 3, 2004

                             CHEETAH OIL & GAS LTD.
                   (Formerly Bio-American Capital Corporation)
             (Exact name of registrant as specified in its charter)

                                     Nevada
                            (State of Incorporation)

                                    000-26907
                            (Commission File Number)

                                   93-1118938
                     (I.R.S. Employer Identification Number)

                           498 Ellis Street, 2nd Floor
                   Penticton, British Columbia V2A 4M2 Canada
          (Address of principal executive offices, including zip code)

                                  (250)497-6072
              (Registrant's telephone Number, including area code)

                    INFORMATION TO BE INCLUDED IN THE REPORT

Section 4 - Matters Related to Accountants and Financial Statements
Item 4.01 - Changes in Registrant's Certifying Accountant

         Cheetah Oil & Gas Ltd. (the "Registrant") has engaged new auditors as its independent accountants to audit its financial statements. The Registrant's Board of Directors dismissed the former auditors, Michael Johnson & Co. LLC, and approved the change of accountants to Moore Stephens Ellis Foster effective on July 20, 2004.

         No accountant's report on the financial statements for either of the Registrant's fiscal years ended December 31, 2002 or December 31, 2003 contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

         Additionally, there were no disagreements with the former accountant, Michael Johnson & Co. LLC, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to such matter of the disagreements in connection with its reports during the period subsequent to the 2003 fiscal year end through July 20, 2004, the date of dismissal.

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         The  Registrant has provided  Michael  Johnson & Co. LLC with a copy of this Current Report on Form 8-K/A prior to its filing with the SEC, and requested that they furnish the Registrant with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K/A, and if not, stating the aspects with which they do not agree. A copy of the letter provided by Michael Johnson & Co. LLC, dated September 3, 2004, is attached to this Form 8-K/A as an exhibit.

Section 9 - Financial Statements and Exhibits
Item 9.01 - Financial Statements and Exhibits

(a)      Financial Statements of Business(es) Acquired

         None.

(b)      Pro Forma Financial Information

         None

(c)      Exhibits

         16  Letter re change in certifying accountant

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                CHEETAH OIL & GAS LTD.
                                (formerly Bio-American Capital Corporation)


                                Per:  /s/Ted Kozub
                                      _____________________________________
                                      Ted Kozub, C.F.O.

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